Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2011 in the Energy Partners, Ltd. Annual Report on Form 10-K for the year ended December 31, 2011 and to the incorporation by reference in the registration statements on Form S-3, as amended, (File No. 33-173076), Form S-4 (File No. 33-175567) and Form S-8 (File No. 33-175569) of Energy Partners, Ltd.

\s\ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. 1580

Houston, Texas

March 8, 2012